Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-21160, No. 33-23639, No. 333-26901, and No. 333-34968) pertaining to the Atlantic Richfield Capital Accumulation Plan of BP p.l.c. of our report dated June 21, 2002, with respect to the financial statements of the BP Capital Accumulation Plan (formerly Atlantic Richfield Capital Accumulation Plan) included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                           ERNST & YOUNG LLP

Chicago, Illinois
June 27, 2002